Exhibit 10.1

[PORTIONS HEREIN IDENTIFIED BY [***] HAVE BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE EXCLUDED INFORMATION IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.]

SUBLEASE

by and between

Heartflow, Inc.,

a Delaware corporation

(Sublandlord)

and

Glean Technologies, Inc.,

a Delaware corporation

(Subtenant)

for

Premises located at:

Building 331

331 E. Evelyn Avenue Mountain View, CA 94041

March [10], 2026

SUBLEASE

This Sublease (“Sublease”) is made this [10] day of March, 2026 (the “Execution Date”), by and between Heartflow, Inc., a Delaware corporation (“Sublandlord”), and Glean Technologies, Inc., a Delaware corporation (“Subtenant”).

RECITALS

A. WHEREAS, MV Campus Owner, LLC, a Delaware limited liability company, as landlord (“Landlord”), and Sublandlord, as tenant (“Tenant”), entered into that certain Lease, dated August 9, 2021 (the “Master Lease”), whereby Landlord leased to Tenant certain premises consisting of approximately 61,496 rentable square feet (the “Premises”) located at 331 E. Evelyn Avenue, Mountain View, California 94041, as more particularly described in the Master Lease, upon the terms and conditions contained therein. A copy of the Master Lease is attached hereto as Exhibit A and made a part hereof. All capitalized terms used but not otherwise defined herein shall have the meanings set forth for them in the Master Lease.

B. WHEREAS, Subtenant desires to sublet from Sublandlord, and Sublandlord desires to sublet to Subtenant, all of the Premises consisting of approximately 61,496 rentable square feet located at 331 E. Evelyn Avenue, Mountain View CA, 94041 (the “Subleased Premises”), as shown on Exhibit “B-1” to the Master Lease, in accordance with the terms and conditions of this Sublease and subject to the phased occupancy schedule set forth herein. In particular, (a) Subtenant will sublet from Sublandlord the portion of the Subleased Premises reflected on Exhibit D attached hereto (the “Phase I Subleased Premises”) beginning on the Commencement Date (as defined below) and ending on the Sublease Full Commencement Date and (b) Subtenant will sublet from Sublandlord the full Subleased Premises for the balance of the Term (as defined below) beginning on the Sublease Full Commencement Date (as hereinafter defined).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1.	SUBLEASE

Upon and subject to the terms, covenants and conditions hereinafter set forth, Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Subleased Premises according to the phased occupancy schedule as set forth in Section 3 herein and all other terms and conditions set forth in this Sublease.

From and after the Commencement Date through and including the Sublease Full Commencement Date, Sublandlord and Subtenant shall each have non-exclusive, reasonable access to and use of all Common Areas of the Building, subject to the terms of the Master Lease and any reasonable rules and regulations promulgated by the Landlord. Such access and use shall not unreasonably interfere with the other party’s use and occupancy of the Subleased Premises or the rights of other occupants of the Building. Sublandlord may establish reasonable rules and regulations with respect to use of any common areas within the Subleased Premises, which rules and regulations Subtenant shall comply with.

2.	AS-IS CONDITION; FF&E

2.1 Subtenant hereby acknowledges and agrees that Subtenant has inspected the Subleased Premises and that Subtenant accepts the Subleased Premises in their current, “AS-IS, WHERE-IS, WITH ALL FAULTS” condition, subject to the provisions of this Section 2.1. Sublandlord represents and warrants that, to the best of Sublandlord’s knowledge as of the Commencement Date, the HVAC, plumbing, electrical, and life safety systems serving the Subleased Premises are in good working order and capable of normal operation. If any such system fails to operate in good working order during the first sixty (60) days following the Commencement Date (with respect to the Phase I Subleased Premises) and the Sublease Full Commencement Date (with respect to the remainder of the Subleased Premises not constituting the Phase I Subleased Premises (the “Phase II Subleased Premises”)), and Subtenant provides written notice thereof to Sublandlord within such period, Sublandlord shall, at Sublandlord's sole cost and expense, promptly repair or cause to be repaired such system. Following the expiration of said sixty (60) day period, Subtenant shall accept the Subleased Premises in their "AS-IS" condition and Sublandlord shall have no further obligation with respect to the condition thereof. Except as otherwise expressly set forth herein, Sublandlord shall have no obligation to furnish or supply any work, services, furniture, fixtures, equipment, or decorations, except Sublandlord shall deliver the Subleased Premises in “broom clean” condition.

2.2 Notwithstanding anything to the contrary contained in this Sublease, during the Term (as hereinafter defined), Sublandlord shall permit Subtenant to use the furniture, fixtures and equipment listed on Exhibit B attached hereto and incorporated by reference herein (the “FF&E”). Subtenant shall accept the FF&E in its presently existing, “AS-IS, WHERE-IS, WITH ALL FAULTS” condition, and, during the Term, Subtenant shall be responsible, at its sole cost and expense, for all maintenance and repair of the FF&E, normal wear and tear and casualty excepted, provided that Sublandlord represents and warrants as of the Commencement Date that, to Sublandlord’s knowledge, Sublandlord owns all of the FF&E free and clear of all liens and encumbrances and has the authority to so transfer the FF&E. Prior to the Commencement Date (as hereinafter defined) in respect of the Phase I Subleased Premises and prior to the Sublease Full Commencement Date (as hereinafter defined) in respect of the Phase II Subleased Premises, Sublandlord shall remove from the Subleased Premises any IT network equipment, server equipment, printers, computers, iPads, desktop monitors, mobile AV units, select couches and chairs, and any other furniture, fixtures or equipment not listed on Exhibit B; and, such items removed by Sublandlord shall not be part of the FF&E. Upon the expiration of the Term, Subtenant shall have an option purchase the FF&E from Sublandlord for the sum of One Dollar ($1.00) pursuant to a bill of sale in substantially the form set forth on Exhibit C attached hereto. If Subtenant does not exercise the option to purchase the FF&E upon the expiration of the Term, the FF&E shall remain in the Subleased Premises and Sublandlord shall retain ownership of the FF&E; provided, however, Subtenant shall have the right at any time, without the consent of Sublandlord, to remove from the Subleased Premises any furniture, equipment, fixtures or other personal property owned by Subtenant (which owned property does not constitute a part of the FF&E). Additionally, from time to time throughout the Term, Subtenant shall have the right upon prior notice to Sublandlord to remove furniture, equipment, fixtures or other personal property from the Subleased Premises, which personal property does constitute FF&E hereunder. Any modifications by Subtenant to the FF&E shall be subject to the prior written consent of Sublandlord. Sublandlord shall have no liability to Subtenant of any kind under any circumstances arising out of or in connection with the FF&E or Subtenant’s use thereof. Subtenant hereby releases Sublandlord from and against any and all claims, damages, costs, expenses and liabilities arising out of or in connection with the FF&E, and/or Subtenant’s use thereof, including, without limitation, any taxes accruing on or after the Commencement Date with respect to the FF&E and/or Subtenant’s use thereof, and any related interest and penalties resulting from late payment by Subtenant thereof (collectively, “FF&E Claims”), and Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all FF&E Claims accruing on and after the Commencement Date. To the extent Sublandlord may have a lien on, security interest in or right to distrain with regard to the fixtures, equipment, inventory or other property of Subtenant (including, without limitation, the FF&E once the FF&E has become property of Subtenant as provided in this Section, but not before) by law or otherwise, Sublandlord hereby waives and agrees not to assert the same.

3.	TERM

3.1 The term of this Sublease (the “Term”) shall commence on the Commencement Date (as defined below), and shall expire at midnight on August 31, 2030 (the “Expiration Date”), unless sooner terminated or cancelled in accordance with the terms and conditions of this Sublease.

For purposes of this Sublease, the “Commencement Date” means the later of: (a) [***]; and (b) the date on which Landlord has delivered its written consent to this Sublease (“Landlord’s Consent”). Base Rent (as defined in Section 6.1 below) and Additional Rent (as defined in Section 6.2 below) shall commence to accrue on the Commencement Date, and Subtenant shall have no obligation to pay Base Rent or Additional Rent for any period prior to the Commencement Date, including the Early Access Period (as defined in Section 4.1 below).

Notwithstanding anything to the contrary in this Sublease, Sublandlord may remain in and use the Phase II Subleased Premises through and including the day before the Sublease Full Commencement Date (as defined below), and Subtenant shall have no use or access rights with respect to the Phase II Subleased Premises during such period. For the period beginning on the Execution Date through and including the day before the Sublease Full Commencement Date, “Subleased Premises” shall mean for all purposes in this Sublease the Phase I Subleased Premises. Commencing on the Sublease Full Commencement Date, Sublandlord shall vacate the Phase II Subleased Premises and deliver the same to Subtenant in broom clean condition, and the “Subleased Premises” shall thereafter mean all of the Subleased Premises, including, without limitation, the Phase I Subleased Premises and the Phase II Subleased Premises. The Subleased Premises shall at all times include access to the fitness center and first floor bathroom. The “Sublease Full Commencement Date” shall mean the date on which Sublandlord has fully vacated the Phase II Subleased Premises and delivered exclusive possession thereof to Subtenant, which shall be no later than [***]; provided, that, after [***], Sublandlord may, in its sole discretion, permit Subtenant to occupy any additional space vacated by Sublandlord (e.g. if Sublandlord vacates an entire floor) which will then be incorporated as part of the Subleased Premises. For the avoidance of doubt, the intent of the foregoing is to allow Subtenant to ‘phase in’ to any vacated space that is sufficiently separated from Sublandlord’s use (as determined at Sublandlord’s sole discretion).

3.2 Throughout the Term, Subtenant shall have all of the rights and obligations of the Tenant under the Master Lease with regard to the Subleased Premises, except as expressly modified or excluded herein or in Landlord’s Consent (as such term is hereinafter defined). Notwithstanding the foregoing, Subtenant shall have no right to exercise any rights of extension, termination, or expansion under the Master Lease, or the right to grant any waiver or consent thereunder. Nothing contained in this Sublease shall be deemed or construed to give Subtenant the right to amend, modify or terminate the Master Lease, or to agree to amend, modify or terminate the Master Lease during the Term. If, for any reasonother than a voluntary termination by Sublandlord, the term of the Master Lease is terminated prior to the Expiration Date, this Sublease shall automatically terminate on the date of such termination and Sublandlord shall use commercially reasonable efforts to assist Subtenant in negotiating a replacement lease with the Landlord for the Subleased Premises. Sublandlord shall have no liability to Subtenant for any costs, damages, or relocation expenses arising from such early termination. Sublandlord warrants that it shall not voluntarily terminate (including but not limited to gross negligence or willful action or inaction causing defaults of) the Master Lease during the Term and in the event of a breach of this warranty shall be responsible for (i) assisting Subtenant in negotiating a replacement lease with the Landlord for the Subleased Premises at Sublandlord’s cost , or (ii) reimbursing Subtenant for reasonable, documented costs directly resulting from such early termination.

3.3 On or prior to the Commencement Date, Subtenant shall deliver to Sublandlord its certificate of insurance indicating that Subtenant has obtained all required insurance in conformity with the Master Lease, which certificate shall include both Landlord and Sublandlord as additional insureds. Subtenant shall not enter the Subleased Premises prior to delivery to Sublandlord and Landlord of such evidence of insurance.

3.4 Any demising, securing, or separation work (including the establishment and removal of partitions, walls, or other physical barriers) required in order for Sublandlord and Subtenant to concurrently occupy portions of the Subleased Premises (the “Occupancy Barrier”) shall be full performed and completed by Sublandlord at its sole cost and expense no later than two (2) weeks prior to the Commencement Date. Further, any such Occupancy Barrier shall be removed by Sublandlord following the Sublease Full Commencement Date at its sole cost and expense and Sublandlord shall use reasonable efforts to minimize nuisance (e.g. noise and dust) and impact on Subtenant arising from the Occupancy Barrier.

4.	EARLY ACCESS

Beginning upon the Commencement Date provided Subtenant has made available to Sublandlord certificates of insurance indicating that Subtenant has obtained all required insurance in conformity with the insurance requirements set forth in the Master Lease, which insurance shall include both Landlord and Sublandlord as additional insureds (the “Early Access Date”) and ending on the thirtieth (30th) day following the Commencement Date (such period, the “First Early Access Period”), Subtenant shall have non‑exclusive access to the Phase I Subleased Premises during normal business hours for the purposes of    (a) undertaking its improvements in accordance with Section 17.3 (“Subtenant Alterations”), (b) installing IT and data cabling, furniture, fixtures and equipment (“FF&E”), and (c) the conduct of business, in each case, subject to and in accordance with the terms and conditions of this Sublease and the Master Lease. The game room depicted on Exhibit D (the “Scheduled Use Space”) may be made available to Subtenant for occasional use; such use is subject to (i) Subtenant’s prior written request; (ii) Sublandlord’s sole discretion, and (iii) Subtenant’s compliance with all reasonable rules and regulations established by Sublandlord. No Base Rent or Additional Rent shall be due or payable with respect to the First Early Access Period. Subtenant’s access and activities during the First Early Access Period shall be carried out in a manner that does not unreasonably interfere with Sublandlord’s or any other occupant’s use or occupancy of any portion of the Building and shall comply with all applicable laws and the requirements of the Master Lease. All other terms of this Sublease shall apply to Subtenant and its use and occupancy of the Subleased Premises during the First Early Access Period as though the Commencement Date had already occurred, except as expressly provided otherwise in this Section.

Subject to Sublandlord’s receipt of the certificates of insurance which shall include both Sublandlord and Landlord as additional insured, if not already received, beginning on the date that is thirty (30) days prior to the Sublease Full Commencement Date and ending on the Sublease Full Commencement Date (such period, the “Second Early Access Period”), Subtenant shall have early access to the Phase II Subleased Premises during normal business hours for planning purposes, for undertaking its improvements in accordance with Section 17.3 (“Subtenant Alterations”), and for installing IT, data cabling and FF&E, and for the conduct of business, in each case in accordance with the first paragraph of this Section and the Master Lease. No additional Base Rent shall be payable solely by reason of Subtenant’s access during the Second Early Access Period.

Subtenant hereby agrees to indemnify, defend and hold Sublandlord and the Sublandlord Indemnified Parties (as defined below) harmless from and against all losses, costs, expenses, damages, liabilities, actions, liens, claims and suits, including, without limitation, reasonable attorneys’ fees, to the extent arising out of bodily injury (including death resulting therefrom) or direct physical damage to tangible property or any and all liability, loss, cost, expense or damage incurred or suffered by Sublandlord or the Sublandlord Indemnified Parties to the extent directly caused by the acts or omissions of Subtenant in connection with early access to the Subleased Premises (and the performance of any activity therein, including, but not limited to, any installation of furniture, fixtures, and equipment and any construction of alterations or improvements) pursuant to this Section 4 by Subtenant and its employees, representatives, consultants, contractors, and suppliers, except to the extent caused by the gross negligence or willful misconduct of Sublandlord. For the avoidance of doubt, Subtenant shall not be responsible for any indirect, consequential, special, punitive or exemplary damages, including, without limitation, lost profits, loss of use or business interruption, even if Sublandlord has been advised of the possibility of such damages. This last paragraph in this Section    shall survive the expiration or earlier termination of this Sublease.

5.	LANDLORD’S CONSENT

5.1 This Sublease is expressly conditioned on obtaining the written consent of Landlord (“Landlord’s Consent”) in accordance with the provisions of Section 19 of the Master Lease. Receipt by each of Subtenant and Sublandlord of the fully executed Landlord’s Consent is hereby made an express condition precedent to each party’s obligations hereunder.

5.2 Sublandlord shall solicit Landlord’s consent to this Sublease promptly following the execution and delivery of this Sublease by Sublandlord and Subtenant. In the event Landlord’s written consent of this Sublease has not been obtained within, the lesser of (a) ninety (90) days after the execution hereof due to no fault of the Subtenant including, failure to provide

Transfer Notice documentation (as defined in Section 19(b) of the Master Lease) or (b) twenty (20) days after the Landlord's  receipt of the Transfer Notice, then this Sublease may be terminated by either party hereto upon notice to the  other; provided, however, Sublandlord, at its option, shall have an additional ten  (10) business days to obtain Landlord's consent. Upon  such  tennination neither  party hereto shall have any further rights or obligations  to the other party hereto.

6.	BASE RENT; ADDITIONAL RENT; SERVICES AND UTILITIES

6.1 For purposes of this Sublease,  "Lease Month"  means each full calendar month  during the Te1m, with Lease Month  1 commencing on the Commencement Date (or,  if the Commencement Date is not the first day of a  calendar month,  on the first day of the first full calendar month following the Commencement Date), Lease Month 2  commencing on  the first day of the next succeeding calendar  month, and so on  in consecutive order tluough the Expiration Date.

6.2 Throughout the Te1m of this Sublease, Subtenant  shall pay to Sublandlord base rent  ("Base Rent") in monthly installments as provided in the following table,  each installment of which shall be paid to Sublandlord in advance on or  before the first day of each  calendar month  during  the  Tenn,  in lawful money of the United States,  at the address of Sublandlord  set fo1th in Section  13 below or to such other  person or at such other place as Sublandlord may from time to time designate in writing. Subtenant's covenant to pay Base Rent  shall be independent of eve1y other  covenant in this Sublease.

		r Month
Months	Rentable Square Feet	Base Rent per square foot of the Subleased Premises Per Month	Monthly Base Rent
[***]	32,000	$3.00	$96,000.00
[***]	32,000	$3.09	$98,880.00
[***]	61,496	$3.09	$190,022.64
[***]	61,496	$3.18	$195.557.28
[***]	61,496	$3.28	$201,706.88

No Base Rent shall be due or payable with respect to any  period prior  to the Commencement Date,  including  the Early Access Period and  Beneficial  Occupancy.

6.3 In addition to Base Rent, Subtenant shall pay to Sublandlord those amounts payable by Sublandlord as "Additional Rental"  under  the Master Lease Section 6,  in respect of the Subleased Premises (the "Additional Rent") and any other  amounts payable by  Tenant under  the Master Lease in respect of the Subleased Premises, excluding amounts ai·ising from Sublandlord's negligence, willful misconduct, or intentional acts. Within five (i) business days ofSublandlord's receipt of the same, Sublandlord shall provide to Subtenant all invoices and back up documentation  which  Landlord delivers to Sublandlord with regard to Additional Rent or other Rent (as defined in Section 6.6 below) due under the Master Lease in respect of the Subleased Premises and which relate in whole or in part to any period during which Subtenant is responsible for all or any portion of such costs or expenses hereunder (collectively, “Reconciliation Documentation”). Sublandlord shall be entitled to receive directly from Landlord any credits or refunds due in connection with any Reconciliation Documentation, and shall be obligated to pay directly to Landlord any amounts due in connection with any Reconciliation Documentation. Notwithstanding the foregoing, as between Sublandlord and Subtenant, within thirty (30) days following receipt of the Reconciliation Documentation, Subtenant shall pay to Sublandlord Subtenant’s pro rata share of any amounts due to Landlord in connection with the Reconciliation Documentation. Sublandlord shall pay to Subtenant Subtenant’s pro rata share of any credit or refund received by Sublandlord in connection with the Reconciliation Documentation within thirty (30) days following Sublandlord’s receipt of such credit or refund. “Subtenant’s pro rata share” shall be determined by multiplying the total amount due under the Reconciliation Documentation or credit or refund provided for therein, as applicable, by a fraction, the denominator of which shall be the total number of days covered by such Reconciliation Documentation and the numerator of which shall be the number of such days falling within the Term.

6.4 Sublandlord shall reasonably cooperate with Subtenant to allow Subtenant to use any audit rights available to Tenant under the Master Lease.

6.5 During the period commencing on the Commencement Date and ending on the Sublease Full Commencement Date, all expenses, including without limitation taxes, insurance, Operating Expenses (as defined in the Master Lease) and Additional Rent, that are allocable to the Subleased Premises under the Master Lease shall be paid in equal shares between Sublandlord and Subtenant, with each party paying fifty percent (50%) of such amounts. During such period, each party shall be responsible for the cost of after hours HVAC incurred by such party. Following the Sublease Full Commencement Date, Subtenant shall assume sole responsibility for one-hundred percent (100%) of the Operating Expenses and Additional Rentals for the Subleased Premises.

6.6	Reserved.

6.7 So long as Subtenant is not then in default of its obligations under this Sublease beyond any applicable notice and cure periods, the monthly Base Rent (but not Additional Rent, Operating Expenses or any other amounts payable by Subtenant hereunder) shall be abated during the approximate periods [***] through [***] and [***] through [***] (collectively, the “Abatement Period”). Notwithstanding anything to the contrary in the Master Lease, Subtenant shall be entitled to the full benefit of the Abatement Period irrespective of whether, when, or in what amount Sublandlord actually receives any corresponding rent abatement under the Master Lease with respect to the Subleased Premises, provided that any such failure by Sublandlord to receive abatement is not caused by a default of Subtenant under this Sublease or the Master Lease (as incorporated herein). Except as expressly provided in this Section, Subtenant shall not be entitled to any other base rent abatement, credit or offset.

6.8 Base Rent and Additional Rent and any other amounts payable by Subtenant to Sublandlord under this Sublease (including without limitation, late fees) shall hereinafter be collectively referred to as “Rent.” Notwithstanding anything herein to the contrary, Subtenant shall be obligated to pay Rent hereunder only to the extent Sublandlord is obligated to pay the same with regard to the Subleased Premises under the Master Lease; and, if at any time after the expiration of the Abatement Period, Sublandlord receives an abatement, reduction or other similar benefit with regard to rent due under the Master Lease with regard to the Subleased Premises, Subtenant shall have the same abatement, reduction or benefit hereunder.

6.9 Subtenant shall be responsible pursuant to Section 22 of the Master Lease, as incorporated herein by Section 11 of this Sublease, for the payment of any utilities or services charged or attributable to the Subleased Premises. In the event Sublandlord is charged for any such utilities or services, Subtenant shall reimburse Sublandlord for such amounts within thirty (30) days after written notice thereof by Sublandlord to Subtenant. Sublandlord shall provide to Subtenant reasonable documentation (to the extent available), including without limitation a statement or invoice reflecting a charge or payment attributable to the Subleased Premises to substantiate such reimbursement claim.

6.10 All Base Rent and Additional Rent shall be due and payable without demand therefore and, except as otherwise expressly set forth herein, without any deduction, offset, abatement, counterclaim, or defense. The monthly installments of Base Rent and Additional Rent payable on account of any partial calendar month during the Term of this Sublease, if any, shall be prorated.

6.11 Subtenant shall be responsible for payment of all taxes, assessments, and similar governmental charges that relate to the Subleased Premises, including any portion of such charges allocated under the Master Lease, to the extent such obligations are passed through under the Master Lease with respect to the Subleased Premises and this Sublease. Sublandlord shall promptly deliver to Subtenant all statements, invoices, bills, or notices of such charges received from Landlord or any governmental authority. Subtenant shall pay such charges directly to Landlord, the applicable authority, or as otherwise instructed, and Sublandlord shall reasonably cooperate to ensure timely payment.

6.12 Subtenant shall not be responsible for any costs, charges, or amounts that are not expressly payable by Tenant under the Master Lease with respect to the Subleased Premises or otherwise required to be paid by Subtenant under this Sublease, and in no event shall Sublandlord impose any markup, surcharge, administrative fee, or other add-on in connection with any pass-through of such amounts to Subtenant.

7.	LETTER OF CREDIT

7.1 Within 21 days of Subtenant’s execution and delivery to Sublandlord of this Sublease, Subtenant shall deliver to Sublandlord, as security for the full and faithful performance by Subtenant of all of its covenants and obligations under this Sublease, an unconditional, irrevocable, transferable standby letter of credit (the “Letter of Credit”) in the face amount of Eight Hundred Six Thousand Eight Hundred Twenty‑Seven and 52/100 Dollars ($806,827.52) (the “Letter of Credit Amount”).

The Letter of Credit shall:

(a) be issued by a commercial bank (the “Issuing Bank”) that is reasonably acceptable to Sublandlord and that is (i) licensed to do business in the United States, and (ii) either a money‑center bank or otherwise reasonably satisfactory to Sublandlord from a creditworthiness standpoint;

(b)	be in form and substance reasonably satisfactory to Sublandlord;

(c) be “callable” at sight and payable upon presentation of a sight draft and a statement by Sublandlord that Subtenant is in Default under this Sublease and that Sublandlord is entitled to draw upon the Letter of Credit pursuant to the terms of this Sublease;

(d)	permit partial and multiple draws;
(e) name Sublandlord (and its successors and assigns, including any successor landlord under the Master Lease in the event of attornment) as the beneficiary; and

(f) be subject to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or the International Standby Practices ISP 98, International Chamber of Commerce Publication No. 590, as elected by the Issuing Bank.

(g) Subtenant shall cause the Letter of Credit to be issued with an initial expiration date not earlier than one (1) year after the Commencement Date and to be renewed or extended as set forth below.
7.2	Renewal; Replacement Letters of Credit.

Subtenant shall cause the Letter of Credit to be continuously maintained in effect (whether through renewal, extension, amendment, or the issuance of a replacement letter of credit meeting the requirements of this Section 7 (a “Replacement Letter of Credit”)) from the date of its initial issuance through the date (the “Final Letter of Credit Expiration Date”) that is sixty (60) days after the scheduled (or, if earlier, actual) Expiration Date of the Term. Without limiting the generality of the foregoing:

If the Issuing Bank notifies Sublandlord that it will not renew or extend the Letter of Credit beyond its then‑current expiration date, Subtenant shall, not later than thirty (30) days prior to such expiration date, deliver to Sublandlord a Replacement Letter of Credit that satisfies the requirements of this Section 7.

If Subtenant fails to timely deliver a Replacement Letter of Credit as required herein, Sublandlord shall have the right, in addition to any other rights and remedies hereunder, to draw upon the full, then‑remaining Letter of Credit Amount and to hold the proceeds as a cash security deposit, which shall thereafter be governed by the provisions of this Section 7 applicable to cash security deposits (mutatis mutandis).

Any Replacement Letter of Credit shall be in the Letter of Credit Amount, shall name Sublandlord (or such other beneficiary as Sublandlord may reasonably designate) as the beneficiary, and shall otherwise comply with all of the terms and conditions of this Section 7. Upon Sublandlord’s receipt of any Replacement Letter of Credit that complies with this Section 7, Sublandlord shall promptly surrender the replaced Letter of Credit (or the remaining portion thereof then held by Sublandlord and not previously drawn) to the Issuing Bank for cancellation.

7.3	Sublandlord’s Rights to Draw; Application of Proceeds.

The Letter of Credit (and any proceeds thereof) shall not be, and shall not be deemed to be, an advance payment of Rent or a measure or limitation of Sublandlord’s damages for any Default by Subtenant under this Sublease. Sublandlord may draw upon the Letter of Credit, from time to time, without waiving any other remedy available to Sublandlord, in whole or in part, only upon the occurrence and continuance of a Default by Subtenant under this Sublease, and then only to the extent reasonably necessary to:

(a) pay any Rent or other sums then due and payable by Subtenant under this Sublease and not timely paid;
(b) cure, on Subtenant’s behalf, any non‑monetary Default of Subtenant under this Sublease that Subtenant has failed to cure within the applicable cure period;
(c) reimburse Sublandlord for any loss, cost, damage, expense or liability (including reasonable attorneys’ fees) incurred by Sublandlord as a result of Subtenant’s Default; and/or

(d) compensate Sublandlord for any other damages or amounts for which Subtenant is liable under this Sublease, including, without limitation, any post‑termination damages recoverable under California Civil Code Section 1951.2.

Nothing herein shall limit Sublandlord’s right to draw upon the Letter of Credit to the extent necessary to avoid its expiration or non‑renewal in circumstances where Subtenant has failed to deliver a Replacement Letter of Credit as required by this Section 7.2.

Any amounts drawn by Sublandlord under the Letter of Credit and not applied by Sublandlord at the time of such draw to the payment of sums then due to Sublandlord hereunder may be held by Sublandlord (without interest) as a cash security deposit and applied from time to time in the same manner as set forth above. Sublandlord shall have no obligation to keep any such cash security deposit separate from its general funds, and Subtenant shall not be entitled to interest thereon.

7.4	Restoration of Letter of Credit.

If Sublandlord draws upon the Letter of Credit or applies any proceeds thereof in accordance with this Section 7, Subtenant shall, within five (5) business days after written demand therefor, deliver to Sublandlord a Replacement Letter of Credit (or an amendment or reinstatement of the existing Letter of Credit) in the Letter of Credit Amount; provided, however, Subtenant shall not be required to restore such amount, contingent that the Letter of Credit does not fall below seventy (70%) of the Letter of Credit Amount, that is then the subject of a good‑faith dispute between Sublandlord and Subtenant that has been timely raised by Subtenant in writing, accompanied by reasonable documentation, and is being pursued in good faith by the parties through negotiation, mediation, or other agreed dispute‑resolution process. Subtenant’s failure to timely restore the Letter of Credit to the required amount shall constitute an independent Default under this Sublease.

7.5	Transfer; Attornment.

If, at any time during the Term, Sublandlord’s interest in this Sublease or the Master Lease is transferred, assigned, or otherwise conveyed to any successor, including, without limitation, any successor landlord under the Master Lease following a direct attornment by Subtenant, Sublandlord shall have the right to transfer the Letter of Credit (and any cash security deposit then held in lieu thereof) to such successor, and upon such transfer, Sublandlord shall be released from all liability with respect thereto, provided that such successor assumes in writing Sublandlord’s obligations under this Section 7 accruing from and after the date of such transfer. Subtenant shall cooperate in good faith and at no material out‑of‑pocket cost to Subtenant with any reasonable request made by Sublandlord or the Issuing Bank in connection with any such transfer (including, without limitation, executing any customary transfer forms required by the Issuing Bank).

In the event that Subtenant attorns directly to Landlord or any successor landlord under the Master Lease and such party assumes Sublandlord’s obligations under this Sublease, Sublandlord shall cause the Letter of Credit (or any Replacement Letter of Credit, or any cash security deposit then held in lieu thereof) to be assigned and delivered to such successor, and such successor shall thereafter be deemed the “Sublandlord” for purposes of this Section 7.

7.6	Return of Letter of Credit / Security Deposit.

Provided that (a) Subtenant is not then in Default under this Sublease beyond any applicable notice and cure period, and (b) no Default then exists for which Sublandlord has given notice and which remains uncured, Sublandlord shall return the Letter of Credit (and any unapplied cash security deposit then held in lieu thereof) to Subtenant (or, at Subtenant’s written direction, to the Issuing Bank for cancellation) within sixty (60) days after the later of (i) the Expiration Date or earlier termination of this Sublease, and (ii) Subtenant’s delivery of vacant possession of the Subleased Premises in the condition required under this Sublease and the Master Lease. If Sublandlord holds a cash security deposit in lieu of a Letter of Credit at the end of the Term, Sublandlord’s obligations with respect to such security deposit shall be those of a debtor and not a trustee, and Subtenant shall not be entitled to interest thereon.

8.	OCCUPANCY OF PREMISES

8.1 Subtenant shall use and occupy the Subleased Premises solely in accordance with, and as permitted under, the terms of the Master Lease and for no other purpose and shall strictly adhere to the restrictions on use set forth in the Master Lease.

8.2 Subtenant agrees to conduct its business in a manner consistent with a professional office environment. Subtenant agrees to reasonably cooperate with Landlord and Sublandlord with respect to the investigation and resolution of any safety or security issues that arise with regard to the Subleased Premises.

9.	PARKING

Subtenant shall have the right (but not the obligation) to exercise Sublandlord’s parking rights under the Master Lease in respect of the Subleased Premises during the Term of this Sublease as set forth in Section 45(q) of the Master Lease, and in accordance with the terms and conditions of the Master Lease, Subtenant may elect to use up to three (3) parking spaces for each one thousand (1,000) rentable square feet of the Subleased Premises. For the avoidance of doubt, for the period beginning on the Commencement Date and ending on the Sublease Full Commencement Date, the calculation of Subtenant’s parking rights hereunder shall be based on the square footage of the Phase I Subleased Premises. Beginning on the Sublease Full Commencement Date, the calculation of Subtenant’s parking rights hereunder shall be based on the square footage of the full Subleased Premises (including the Phase I Subleased Premises and the Phase II Subleased Premises). Subtenant shall comply with all of Tenant’s obligations related to parking under the Master Lease.

10.	BROKERS[1]

Each party hereto represents and warrants to the other party that it has incurred no liabilities or claims for brokerage commissions or finder’s fees in connection with the execution of this Sublease and it has not dealt with or has any knowledge of any real estate broker, agent or

1 Subject to update based on payment structure to Brokers.

salesperson in connection with this Sublease except for CBRE, Inc., who exclusively represents Subtenant (“Subtenant’s Broker”), and Cushman & Wakefield, who exclusively represents Sublandlord (“Sublandlord’s Broker”). Provided a sublease is executed by and between Sublandlord and Subtenant, Sublandlord agrees to pay a broker’s commission to Subtenant’s Broker pursuant to a separate written agreement. Sublandlord shall be responsible for paying the full amount of any broker’s commission due to Sublandlord’s Broker in connection with this Sublease. Each party agrees that should any claim be made against the other party for any broker’s commissions, fees or compensation for this transaction (by anyone other than Subtenant’s Broker or Sublandlord’s Broker) by reason of the acts of such party, the party upon whose acts such claim is predicated shall indemnify, defend and hold the other party harmless from all liabilities or claims (including, without limitation, reasonable attorneys’ fees) arising therefrom. This section shall survive the expiration or termination of this Sublease.

11.	INCORPORATION OF LEASE BY REFERENCE

11.1 Effect of Sublease. This Sublease is subject and subordinate to the Master Lease. Subject to the modifications set forth in this Sublease, the terms of the Master Lease are incorporated herein by this reference, and shall, as between Sublandlord and Subtenant (as if they were Landlord and Tenant, respectively, under the Master Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by, the terms of this Sublease. In the event of any inconsistencies between the terms and provisions of the Master Lease and the terms and provisions of this Sublease, the terms and provisions of this Sublease shall govern. Subtenant acknowledges that it has reviewed the Master Lease and is familiar with the terms and conditions thereof.

11.2 Incorporation of Master Lease. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

11.2.1 In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord (not to be unreasonably denied, delayed or conditioned) and Landlord.

11.2.2 Subject to Section 11.2.4 below regarding excluded provisions, in all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord. In any such instance, Sublandlord shall determine, in its reasonable discretion, if such evidence, certificate or other matter or thing shall be satisfactory.

11.2.3 Notwithstanding anything to the contrary contained in this Sublease, Sublandlord does not assume any of the obligations of Landlord under the Master Lease and Sublandlord shall not be deemed to have made any representation made by Landlord in the Master Lease. Without limiting the generality of the foregoing, Sublandlord shall have no obligation to restore or rebuild any portion of the Subleased Premises after any destruction or taking by eminent domain; provided, however, that if such restoration exceeds 270 days, or extends into the last twelve (12) months of the

Sublease Term, Subtenant shall have the concurrent right to terminate this Sublease, whether or not Sublandlord elects to terminate under the Master Lease.

11.2.4 Sublandlord shall act in good faith and use commercially reasonable efforts to assist Subtenant to protect Subtenant’s interests under the Master Lease in connection with Subtenant’s rights under this Sublease, including but not limited to notices, approvals, consents, abatements, security deposit transfers, or other matters affecting Subtenant’s rights or obligations hereunder.

11.2.5 Any rent abatement available to Tenant under the Master Lease with respect to the Premises shall automatically pass through to Subtenant and shall be enforceable as if Subtenant were the direct tenant under the Master Lease. Sublandlord shall not be required to incur any cost or liability beyond what Sublandlord is entitled to under the Master Lease.

11.2.6 The following provisions of the Master Lease are specifically excluded from the terms of the Master Lease which are incorporated herein by reference: Section 4 (Rental Payments), Section 5 (Base Rental), Section 9 (Payments), Section 17(a) (Rent Defaults), Section 19 (Assignment and Subletting), Section 37(b) (Indemnification by Landlord), Section 38(a) (Delivery of Letter of Credit), Section 38(e) (Security Deposit), Section 40 (Broker), and any other provision of the Master Lease which expressly applies only to any portion of the Premises not part of the Subleased Premises.

11.3 Performance under Master Lease by Sublandlord and Subtenant. Subtenant covenants and agrees that all obligations of Sublandlord as Tenant with respect to the Subleased Premises under the Master Lease shall be done or performed by Subtenant, except as otherwise provided by this Sublease, and Subtenant’s obligations shall run to Sublandlord and Landlord as Sublandlord may determine to be appropriate or be required by the respective interests of Sublandlord and Landlord. Sublandlord covenants and agrees with Subtenant that Sublandlord will pay all fixed rent and additional rent payable by Sublandlord pursuant to the Master Lease when due and shall, except for those obligations assumed by Subtenant hereunder, otherwise perform or cause to be performed all duties, obligations and covenants of Tenant under the Master Lease. Notwithstanding the foregoing, commencing on the Sublease Full Commencement Date, Subtenant may, at Sublandlord’s request and with Landlord’s consent, pay all amounts owed by Subtenant hereunder for Base Rent and Operating Expenses directly to Landlord. Subtenant agrees to indemnify and defend Sublandlord, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys’ fees) incurred as a result of the non‑performance, non‑observance or non‑payment of any of Sublandlord’s obligations under the Master Lease which, as a result of this Sublease, became an obligation of Subtenant. Sublandlord and Subtenant each covenant and agree that, during the Term, they shall not do or cause to be done or suffer or permit any act to be done which would or might cause the Master Lease, or the rights of Sublandlord as Tenant under the Master Lease, to be endangered, canceled, terminated, forfeited or surrendered, or which would or might cause Sublandlord to be in default thereunder, or which would constitute a default under this Sublease. The indemnifications set forth in this Section 11.3 shall survive the expiration or earlier termination of this Sublease.

11.4 Performance by Landlord under Master Lease. Sublandlord agrees that Subtenant shall be entitled to receive all services and repairs to be provided by Landlord to Sublandlord under the Master Lease in respect of the Subleased Premises and that Subtenant shall have the benefit of all Landlord obligations and releases provided for in the Master Lease, except to the extent the same relate to any portion of the Premises not part of the Subleased Premises. Subtenant shall look solely to Landlord for the provision and enforcement of all such obligations and releases, and shall not, under any circumstances, seek nor require Sublandlord to perform any of such services or obligations, nor shall Subtenant make any claim upon Sublandlord for any damages which may arise by reason of Landlord’s default under the Master Lease. Any condition resulting from a default by Landlord shall not constitute as between Sublandlord and Subtenant an eviction and no such default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Subtenant to receive any reduction in or abatement of the Rent provided for in this Sublease; provided, however, that Sublandlord shall (i) use commercially reasonable efforts to enforce Landlord’s obligations and Tenant’s rights under the Master Lease upon Subtenant’s written request (including forwarding to Subtenant copies of any notices received from Landlord and making written demand upon Landlord to cure), and (ii) reasonably cooperate with Subtenant, at Subtenant’s cost, in pursuing any remedies available to the Tenant under the Master Lease, including executing reasonable documents or notices required to effectuate such enforcement. Any such remedies shall be passed through to Subtenant (including without limitation, abatement of or proportional reductions in rent under the Master Lease). Sublandlord shall promptly deliver to Subtenant copies of all notices received from Landlord that relate to the Subleased Premises.

11.5 Notwithstanding anything to the contrary contained in this Sublease, Sublandlord does not assume any of the obligations of Landlord under the Master Lease and Sublandlord shall not be deemed to have made any representation made by Landlord in the Master Lease.    Sublandlord represents and warrants that: (i) Sublandlord is the Tenant under the Master Lease with Landlord; (ii) Exhibit A attached hereto is a complete copy of the Master Lease; (iii) the Master Lease is, as of the date of this Sublease, in full force and effect; and (iv) Sublandlord has received no written notice of, nor otherwise has actual knowledge of, any existing event of default under the Master Lease and, to Sublandlord’s actual knowledge, no event has occurred and is continuing that would constitute an event of default under the Master Lease, but for the requirement to give notice and provide the applicable time to cure. Sublandlord shall not agree to any modification, amendment, waiver, release or other agreement with respect to the Master Lease, nor exercise any right of Sublandlord thereunder, that would reasonably be expected to have a material adverse effect on Subtenant’s use or occupancy of the Subleased Premises or on Subtenant’s other rights and benefits hereunder. Sublandlord shall promptly provide Subtenant with copies of any such amendments, modifications, waivers, releases, or agreements affecting the Master Lease.

12.	CONSENTS

Whenever the consent or approval of Sublandlord is required, Subtenant shall also be obligated to obtain the written consent or approval of Landlord, if required under the terms of the Master Lease. Any consent or approval by Sublandlord required under this Sublease shall not be unreasonably withheld, conditioned or delayed. If Landlord’s consent is required under the Master Lease or Subtenant otherwise desires to seek Landlord’s consent, Subtenant shall notify Sublandlord in writing of Subtenant’s desire to obtain Landlord’s consent and, in such notice, Subtenant shall request that, before conveying the consent request to Landlord, Sublandlord obtain from Landlord an estimate of Landlord’s charges or fees to be incurred in considering or approving such consent. Sublandlord shall endeavor to obtain Landlord’s estimate of its charges or fees and provide the same to Subtenant. Subtenant shall have no right to seek Landlord’s consent and

Sublandlord shall not be obligated to seek Landlord’s consent on behalf of Subtenant, unless and until Subtenant has agreed in writing to cover any and all charges or fees owed to Landlord in connection with such consent request.

Subtenant shall promptly provide any information or documentation that Landlord may request in determining whether to grant any consent requested by Subtenant. Subtenant shall reimburse Sublandlord, not later than twenty-one (21) days after written demand by Sublandlord, for any fees and disbursements of attorneys, architects, engineers, or others or any other amounts charged or assessed by Landlord against Sublandlord in connection with any consent or approval requested by Subtenant. Sublandlord shall have no liability of any kind to Subtenant for Landlord’s failure to give its consent or approval.

13.	NOTICE

All notices and other communications required or permitted under this Sublease shall be given in writing by the party or its attorneys and shall a) either be personally delivered or sent by United States certified mail, return receipt requested, or by an overnight delivery service that provides for receipted delivery, such as FedEx, and b) by electronic mail, in each case, addressed to the addresses set out below. All notices shall be effective upon receipt or refusal, but no later than five (5) days following deposit with a physical carrier. Notwithstanding the foregoing, in the event the sender of any such notice which is sent by electronic mail receives a failure to deliver notice or any similar automatic response indicating that such notice may not have been received by the intended recipient, such notice shall not constitute a valid notice hereunder unless and until such notice is sent by another means permitted hereunder and such subsequent notice shall be deemed effective in accordance with the terms of this provision. Notwithstanding the foregoing, Subtenant shall pay all Rent by wire transfer to Sublandlord in accordance with such wire instructions that Sublandlord shall deliver to Subtenant from time to time.

If to Sublandlord:

Heartflow, Inc.

135 Main Street, Suite 1000

San Francisco, CA 94105 Attn: Facilities

Email: [***]

with a copy to:

O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor Newport Beach, CA 92660

Attn: Kathryn E. Turner, Esq. E-Mail: [***]

If to Subtenant Prior to Commencement Date:

Glean Technologies, Inc.

260 Sheridan Avenue, Suite 300

Palo Alto, California 94306 ATTN: Legal

With a copy to E-Mail: [***]

If to Subtenant After Commencement Date:

Glean Technologies, Inc.

331 E. Evelyn Avenue, Floor 2 Mountain View, California 94041 ATTN: Legal

With a copy to E-Mail: [***]

Either party, by not less than fifteen (15) days’ written notice to the other party, may designate a different address or addresses for notices, requests or demands to it.

14.	DEFAULTS AND REMEDIES
14.1 Subtenant Default. Each of the following shall constitute a “Default” hereunder by Subtenant:

(a) Subtenant shall fail to make any payment of Base Rent, Additional Rent, or any other payment required to be made by Subtenant hereunder, which failure shall continue for more than ten (10) days after written notice thereof from Sublandlord to Subtenant; provided, however, that Sublandlord shall not be obligated to provide such written notice more than twice in any calendar year, and after such notice has been given in any calendar year, any subsequent failure to pay any amount when due that continues for more than ten (10) days after the due date shall constitute a Default without further notice.

(b) Subtenant shall fail to observe or perform any other covenants, conditions or provisions of this Sublease to be observed or performed by Subtenant (other than as described in Section 14.1(a) above) either directly or derivatively pursuant to obligations arising under the Master Lease, and such failure shall continue for a period of thirty (30) days after written notice thereof by Sublandlord to Subtenant; provided, however, if the nature of Subtenant’s failure is such that more than thirty  (30) days are required for its cure, Subtenant shall not be deemed to be in default hereunder if Subtenant commences such sure within such thirty  (30) day period and thereafter diligently prosecutes such cure to completion.

(c) Notwithstanding 11.2.6, a default by Subtenant under Sections 17(a)(ii) through (x) of the Master Lease if but only if the word “Subtenant” is substituted for “Tenant” under those Sections; provided, for avoidance of doubt, a default by Sublandlord under any of the Default provisions of Section 17(a) of the Master Lease shall not constitute a default by Subtenant under this Sublease.

(d) Notwithstanding anything to the contrary contained herein, Sublandlord shall not terminate the Master Lease as a result of Landlord Default without first consulting Subtenant.

14.2 Sublandlord Remedies. Upon default by Subtenant hereunder or under the Master Lease, in each case, beyond all applicable notice and cure periods, Sublandlord shall have all rights and remedies available to it at law or in equity, including, but not limited to, all of the rights and remedies of Landlord set forth in the Master Lease.

15.	INDEMNITY

15.1 Indemnification by Subtenant. Subtenant hereby acknowledges and agrees that Subtenant shall indemnify, defend, protect and hold harmless Sublandlord, Landlord and all of their respective partners, shareholders, directors, officers, employees, and agents (collectively, the “Sublandlord Indemnified Parties”), as and when provided in the Master Lease in the same manner as Tenant indemnifies Landlord thereunder, including, without limitation, from and against all liabilities, obligations, losses, damages, penalties, claims, liens, costs, charges and expenses (including, without limitation, reasonable attorney’s fees and other professional fees) arising as a result of, or otherwise paid, suffered, or incurred by any of the Sublandlord Indemnified Parties to the extent caused by Subtenant; provided, however, Subtenant shall have no liability or indemnity obligations to the extent caused by Sublandlord or Landlord negligence or willful misconduct (for avoidance of doubt, indemnity obligations shall be reduced only by the proportional share of any liability directly resulting from the negligence or willful misconduct of a Sublandlord Indemnified Parties).

15.2 Indemnification by Sublandlord. Sublandlord hereby acknowledges and agrees that Sublandlord shall indemnify, defend, protect and hold harmless Subtenant and all of its respective partners, shareholders, directors, officers, employees, and agents (collectively, the “Subtenant Indemnified Parties”), to the extent provided in the Master Lease in the same manner as Landlord indemnifies Tenant thereunder, including, without limitation, from and against all liabilities, obligations, losses, damages, penalties, claims, liens, costs, charges and expenses (including, without limitation, reasonable attorney’s fees and other professional fees) arising as a result of, or otherwise paid, suffered, or incurred by any of the Subtenant Indemnified Parties to the extent caused by Sublandlord; provided, however, Sublandlord shall have no liability or indemnity obligations to the extent caused by Subtenant negligence or willful misconduct(for avoidance of doubt, indemnity obligations shall be reduced only by the proportional share of any liability directly resulting from the negligence or willful misconduct of a Subtenant Indemnified Parties).

16.	SUBLANDLORD DEFAULT

Sublandlord shall not be deemed in default hereunder unless Sublandlord fails to perform any obligation within thirty (30) days after written notice from Subtenant; provided, however, that if the nature of such failure is such that it cannot reasonably be cured within such thirty (30) day period, Sublandlord shall not be deemed to be in default hereunder so long as Sublandlord commences such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion. If Sublandlord defaults under the Master Lease in a manner that materially and adversely affects Subtenant’s rights under this Sublease, other than a default caused by Subtenant and such default cannot be reasonably cured within a thirty (30) day period, then such default (in which case, the issue will be subject to the above cure obligations), shall be considered a Sublandlord default hereunder. In the event of any default by Sublandlord, Subtenant's    remedies may include without limitation an action for specific performance or actual, direct damages, and all of the rights and remedies of Tenant as set forth in the Master Lease and Subtenant hereby waives any right to terminate this Sublease or to withhold, offset, or abate Rent unless Tenant has obtained a final, non-appealable judgment against Landlord. In the event of a Sublandlord default and Subtenant subsequently pursuing litigation against Sublandlord for such default, Subtenant’s remedies may include, but not be limited to, rent abatement, and all damages and costs to cover directly incurred by Subtenant in connection with Subtenant’s loss of use of the Subleased

Premises. Notwithstanding the aforementioned, Sublandlord’s responsibility to cover such costs will not include any costs associated with the Subtenant’s lease of a new premise. Sublandlord shall have no liability for consequential, incidental, or punitive damages, and Subtenant shall look solely to Sublandlord's interest in the Master Lease for satisfaction of any monetary judgment. Sublandlord shall have no liability for any failure by Landlord to perform its obligations under the Master Lease, and no partner, member, shareholder, officer, director, or agent of Sublandlord shall have any personal liability hereunder.

17.	MISCELLANEOUS

17.1 Signage. Subject to the terms and conditions of the Master Lease (including any requirement to obtain Landlord’s consent),    Subtenant shall be permitted at its sole cost and expense to install such signage as is permitted for the Original Tenantpursuant to and in accordance with the terms and provisions of the Master Lease. Sublandlord shall reasonably cooperate with Subtenant to obtain Landlord’s consent to such signs. Subtenant shall remove any Subtenant signage at the expiration or earlier termination of this Sublease.

17.2 Assignment and Subletting. Subtenant hereby covenants and agrees that it will not assign, sublease, transfer or encumber any interest in this Sublease (by operation of law or otherwise), or allow any third party to use any portion of the Subleased Premises (including the granting of concessions, licenses and the like), without the prior written consent of Sublandlord (not to be unreasonably withheld) and Landlord. If Subtenant fails to observe the obligations and limitations imposed by this Section 17.2, such failure shall be deemed to be an immediate and incurable default hereunder. Notwithstanding the terms of Section 19 of the Master Lease as applied between Sublandlord and Subtenant, no change of control shall be deemed to occur in the event Subtenant becomes publicly traded on a recognized national stock exchange.

17.3 Subtenant Alterations. Subtenant acknowledges and agrees that, except for those alterations, additions or improvements which Sublandlord (as Tenant under the Master Lease) has the right to make without the prior written consent of Landlord, Subtenant shall not be permitted to construct alterations, additions or improvements to the Subleased Premises without the prior written consent of Sublandlord, as well as the consent of Landlord as provided in Section 12 of the Master Lease. Subtenant shall comply with all requirements set forth in Section 12 of the Master Lease in constructing any alterations, additions or improvements. Sublandlord shall reasonably cooperate with Subtenant in obtaining any licenses, permits or approvals which may be required from Landlord or applicable governmental authorities in connection with any alterations, additions or improvements Subtenant desires to make to the Subleased Premises. If Landlord’s consent is required under the Master Lease or Subtenant otherwise desires to seek Landlord’s consent, Subtenant shall notify Sublandlord in writing of Subtenant’s desire to obtain Landlord’s consent and, in such notice, Subtenant shall request that, before conveying the consent request to Landlord, Sublandlord obtain from Landlord an estimate of Landlord’s charges or fees to be incurred in considering or approving such consent. Sublandlord shall use reasonable efforts to timely obtain Landlord’s estimate of its charges or fees and provide the same to Subtenant. Subtenant shall have no right to seek Landlord’s consent and Sublandlord shall not be obligated to seek Landlord’s consent on behalf of Subtenant, unless and until Subtenant has agreed in writing to cover any and all charges or fees owed to Landlord in connection with such consent request. Subtenant shall reimburse Sublandlord for anyamounts charged by Landlord to Sublandlord or any expenses incurred by Sublandlord in so cooperating within thirty (30) days following receipt of written notice of such amounts. All contractors used for any Subtenant alterations or improvements under this Section are required to comply with the terms of the Master Lease and are required to obtain commercially reasonable insurance, evidence of which shall be provided to Sublandlord prior to any Subtenant alterations or improvements to ensure coordination, safety, compliance with building and Landlord requirements.

17.4 Holdover. Subtenant hereby acknowledges and agrees that it has reviewed the Master Lease and is aware that (i) the Expiration Date is on or around the expiration date of the Master Lease, (ii) in the event the Term of this Sublease is not terminated prior to the Expiration Date, Subtenant is required to vacate and surrender possession of the Subleased Premises in accordance with the terms of the Master Lease, and (iii) Subtenant’s failure to so vacate and surrender possession of the Subleased Premises on the Expiration Date and in the condition required under the Master Lease shall constitute a holdover tenancy under Section 28 of the Master Lease. In the event of such holdover tenancy by Subtenant, Subtenant shall be liable for all costs, expenses and damages incurred by Sublandlord arising from or related to same, including, but not limited to, Sublandlord’s attorneys’ fees and expenses and any increase in Rent (as defined in the Master Lease) owed by Sublandlord to Landlord.

17.5 Restoration. Upon the expiration or earlier termination of this Sublease or the Master Lease, Subtenant shall be responsible for the removal and restoration of any alterations or improvements constructed by Subtenant, and Sublandlord shall be responsible for the removal and restoration of all improvements or alterations required to be removed or restored under the Master Lease that are not constructed by Subtenant, including those requirements under Section 29 of the Master Lease, and for complying with all other conditions under the Master Lease related to the surrender condition of the Subleased Premises.

16.6 Limitation of Liability. IN NO EVENT SHALL SUBLANDLORD OR LANDLORD BE LIABLE TO SUBTENANT, NOR SHALL SUBTENANT BE LIABLE TO EITHER OR BOTH OF SUBLANDLORD OR LANDLORD, FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES. If, at any time during the Term, Sublandlord’s or Landlord’s interest hereunder shall be held by anyone acting in a fiduciary capacity, then, notwithstanding any other provision hereof, Sublandlord’s and/or Landlord’s obligations hereunder shall not be binding upon such fiduciary individually or upon any beneficiary, officer, employee, affiliate or shareholder for whom such fiduciary acts, but only upon such fiduciary in that capacity.

17.6 Quiet Enjoyment. Sublandlord covenants that, so long as Subtenant is not in default hereunder beyond applicable notice and cure periods, Subtenant shall have quiet enjoyment of and may peaceably enjoy the Subleased Premises and all appurtenances belonging thereto, without disturbance by Sublandlord or anyone properly claiming by, through or under Sublandlord.

17.7 Authority. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms hereof; and that such party has obtained all necessary consent and resolutions governing such party’s affairs in order to consummate the transaction contemplated herein.

17.8 Access. Sublandlord shall have all of the rights afforded to Landlord to access and enter the Subleased Premises pursuant to Section 14 of the Master Lease; provided that Sublandlord shall not exercise such rights (other than in the event of an emergency) unless

Sublandlord is a party to a written non-disclosure agreement reasonably satisfactory to Subtenant (the “NDA”) governing the protection of Subtenant’s confidential or proprietary information, and any such access or entry shall be conducted in compliance with the terms of such NDA.

17.9 Counterparts. This Sublease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument. Execution and delivery of a counterpart of this Sublease by portable document format (“PDF”) copy bearing the PDF signature of a duly authorized officer of any party hereto, whether delivered by either facsimile or email, shall be deemed to have the same legal effect as delivery of an original signed copy of this Sublease. Each of Sublandlord and Subtenant agrees that: (x) each PDF signature of such party will be enforceable to the same extent as a manual signature, whether in court or otherwise; and (y) such party will not raise any defenses or regulatory or statutory claims attempting to invalidate the enforceability of its PDF signature.

17.10 Waiver of Jury Trial. To the extent permitted by applicable law, Sublandlord and Subtenant hereby waive the right to a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected to this Sublease, the relationship of Sublandlord and Subtenant, or Subtenant’s use or occupancy of the Subleased Premises.

17.11 Legal Fees. In the event Sublandlord or Subtenant shall institute any action or proceeding against the other relating to the provisions of this Sublease, or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of attorneys’ fees and disbursements incurred therein by the successful party.

17.12 Submission of Sublease. The submission of this Sublease for examination or execution does not constitute an offer to sublease and this Sublease shall be effective only upon execution and delivery hereof by Sublandlord and Subtenant and receipt of the Landlord’s Consent as provided herein.

17.13 Severability. If any clause or provision of this Sublease is illegal, invalid or unenforceable under present or future laws, the remainder of this Sublease shall not be affected thereby, and in lieu of each clause or provision of this Sublease which is illegal, invalid or unenforceable, there shall be added as a part of this Sublease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

17.14 Entire Agreement. This Sublease contains the entire agreement of the parties with respect to the subject matter of this Sublease, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. This Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, and understandings, if any, between the parties hereto or displayed by Sublandlord to Subtenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease. This Sublease may not be altered, waived, amended or extended except by an instrument in writing signed by Sublandlord and Subtenant. This Sublease is not in recordable form, and Subtenant agrees not to record or cause to be recorded this Sublease or any short form or memorandum thereof.

17.15 Headings. The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Sublease.

17.16 Governing Law. The laws of the State of California shall govern the validity, performance and enforcement of this Sublease.

16.18 Non-Waiver. No waiver of any provision of this Sublease shall be implied by any failure of Sublandlord or Subtenant to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently. Any waiver by Sublandlord or Subtenant of any provision of this Sublease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Sublandlord from Subtenant after the termination of this Sublease shall in any way alter the length of the Term or of Subtenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Subtenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Subleased Premises, Sublandlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

17.17 CASp. For purposes of Section 1938 of the California Civil Code, Sublandlord hereby discloses to Subtenant, and Subtenant hereby acknowledges, that the Subleased Premises and the Common Areas have not undergone inspection by a Certified Access Specialist (CASp) to determine if the Subleased Premises and the Common Areas meet applicable construction-related accessibility standards pursuant to California Civil Code Section 55.53. In accordance with Civil Code Section 1938(e), Landlord hereby discloses the following: A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs to correct violations of the construction related accessibility standards within the premises.    In connection therewith: (i) Subtenant assumes all risk of, and agrees that Sublandlord shall not be liable for, any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) sustained as a result of the Subleased Premises not having been inspected by a Certified Access Specialist (CASp); and, (ii) Subtenant hereby acknowledges and agrees that Subtenant’s indemnity obligations set forth in this Sublease shall include any and all claims relating to or arising as a result of the Subleased Premises not having been inspected by a Certified Access Specialist (CASp). Subtenant may, at its sole risk and expense and upon written notice to Sublandlord and mutual agreement as to time and manner, elect to have the Subleased Premises inspected by a CASp (“Subtenant CASp Inspection”). Any such Subtenant CASp Inspection shall be performed in a non‑invasive manner to the Subleased Premises, the Common Areas and the Building and in a manner which would not disturb, endanger or interfere with any other tenants of the Building. Subtenant shall be responsible for the cost of any repairs, upgrades, alterations and/or modifications to the Subleased Premises necessary to correct any such violations of construction‑related accessibility standards identified by Subtenant’s

CASp Inspection. The Certified Access Specialist’s report shall be delivered to Sublandlord. It is the express intent and understanding of the parties that Subtenant’s right to perform such Subtenant CASp Inspection shall be solely for Subtenant’s benefit and Sublandlord shall have no duty or responsibility whatsoever. Furthermore, Subtenant’s obligation to indemnify Sublandlord under this Sublease shall apply equally to claims, damages and other costs or expenses arising out of any CASp investigation initiated by Subtenant, including as a result of any violations discovered thereby.

17.18 Landlord Repairs. Notwithstanding anything to the contrary herein, Subtenant shall not be responsible for structural, capital, or major repairs to the Subleased Premises or Building that are the responsibility of the Landlord under the Master Lease. All such obligations shall remain the responsibility of Landlord in accordance with Section 13(a) of the Master Lease, and Subtenant shall have no obligation to pay for or perform such repairs. Sublandlord shall promptly forward to Subtenant any notices, invoices, or other communications from Landlord regarding such repairs, maintenance, or assessments.

17.19 Attornment. In the event of any transfer or assignment of Sublandlord’s interest in the Sublease or the Master Lease, Subtenant agrees to recognize and attorn to the transferee or assignee as its landlord under this Sublease, provided that such transferee assumes in writing all obligations of Sublandlord hereunder accruing after the date of such transfer.

17.20 Marketing and Events. Notwithstanding the terms of the Master Lease, including, but not limited to Section 45(n) thereof, Subtenant shall have the right to promote the Subleased Premises as its new worldwide headquarters and to host events, provided such activities fall within the parameters of a professional office environment, including but not limited to a reasonable noise level and occupancy, solely within the Subleased Premises, provided that such activities comply with the reasonable rules of the Sublease and the Master Lease, and applicable laws but Subtenant will not be required to obtain the prior consent of either Sublandlord or Landlord.

17.21 Financial Statements. Notwithstanding the terms of Section 45(g) of the Master Lease as applied between Sublandlord and Subtenant, Subtenant shall not need to furnish financial statements more than once per year.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the day and year first above written.

SUBLANDLORD:

Heartflow, Inc., a Delaware corporation

By:  /s/ Vikram Verghese

Name: Vikram Verghese

Title: Chief Financial Officer

SUBTENANT:

Glean Technologies, Inc., a Delaware corporation

By:    [***]

 Name: [***]

Title:    [***]

[Signature Page to Sublease]

EXHIBIT A

COPY OF MASTER LEASE

[Attached.]

A-1

EXHIBIT B

LIST OF FF&E

Items and Quantity	Notes

Furniture

"

Workstations / desks (138), includes roughly (12) office desks

"

Task chairs (28)

"

Conference tables (15)

"

Lounge seating (35)

"

Storage cabinets (20)

"

Breakroom furniture: tables (8) , chairs (30) & TV's (2)

"

Mobile whiteboards (16)

Fixtures (Installed but Non-Permanent)

"

Wall-mounted whiteboards (19)

"

Mounted TVs (22)

"

AV brackets / mounts (11)

Equipment (Non-IT)

"

Breakroom appliances: toasters (5), Air Fryer (2), Microwave (5)

"

Refrigerators (2)

Coffee machines coffee pots (2), Keurig (2)

*These fixtures, which shall remain the property of Sublandlord, shall be left in the Subleased Premises by Sublandlord and may be used by Subtenant during the Term; provided, however, that these fixtures shall not be altered, removed, or replaced by Subtenant at any time during the Term.

B-1

EXHIBIT C FORM OF BILL OF SALE

BILL OF SALE

For the sum of One Dollar ($1.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Heartflow, Inc., a Delaware corporation (“Seller”), does hereby sell, grant, assign, transfer, set over and convey to Glean Technologies, Inc., a Delaware corporation (“Buyer”), its successors and assigns, the personal property and furniture, fixtures and equipment owned by Seller and located within that certain premises located at 331 E. Evelyn Avenue, Mountain View, CA 94041 (“Furniture”).

TO HAVE AND TO HOLD the Furniture unto the Buyer, its successors and assigns forever.

Buyer acknowledges that Seller is selling and Buyer is buying the Furniture on an “as is, where is, with all faults” basis, and that, except as set forth in the immediately succeeding sentence, Buyer is not relying on any representations or warranties of any kind whatsoever, express or implied, including, without limitation, any implied warranties as to merchantability or fitness for a particular purpose. Seller represents and warrants to the Buyer that (i) Seller is the lawful owner of the Furniture; (ii) the Furniture is free from all liens, restrictions, leases, security interests, claims, charges or encumbrances whatsoever; and (iii) Seller has the legal right to sell the Furniture.

Buyer shall take delivery of the Furniture in its “as-is, where-is, with all faults” condition.

Seller shall have no obligation to repair or replace any item of Furniture.

This Bill of Sale shall be governed by and construed in accordance with the laws of the State of California. Any waiver by either party of any breach of any term or condition of this Bill of Sale shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce such provision hereof operate as a waiver of such provision or of any other provision hereof, nor constitute nor be deemed as a waiver or release of any other party for anything arising out of, connected with or based upon this Bill of Sale. In the event of any litigation involving the parties arising out of this Bill of Sale, the prevailing party shall be entitled to recover from the other party such reasonable attorneys’ fees and costs as may reasonably be incurred, as awarded by the court hearing the matter.

This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

This Bill of Sale shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

EXHIBIT D
PHASE 1 SUBLEASED PREMISES
331 E EVELYN AVE, MOUNTAIN VIEW, CA
2ND FLOOR

PHASE 1 SUBLEASED PREMISES

PHASE 1 COMMON SPACE

SCHEDULED USE SPACE

[Signatures on following page]

Dated this day of ,  2026.

3/11/2026 I 6:27 PM PDT

SELLER:HEARTFLOW, INC.,

a Delaware corporation

By: /s/ Vikram Verghese

 Title: Chief Financial Officer

BUYER:GLEAN TECHNOLOGIES, INC.,

a Delaware corporation

By:_[***]

Title:_[***]_______